Exhibit 99.2

AMREP Corporation

Unaudited Pro Forma Consolidated Financial Statements

On April 26, 2019, Palm Coast Data Holdco, Inc. (“Seller”), a wholly owned indirect subsidiary of AMREP Corporation (“AMREP”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Studio Membership Services, LLC (“Buyer”). The closing of the transactions contemplated by the Purchase Agreement (the “Sale Transaction”) occurred on April 26, 2019 (the “Closing Date”).

Pursuant to the Purchase Agreement, Buyer acquired AMREP’s fulfillment services business through the purchase from Seller of all of the membership interests (the “Membership Interests”) of Palm Coast Data LLC (“PCDLLC”) (which owns all of the membership interests of FulCircle Media, LLC) and Media Data Resources, LLC (PCDLLC, FulCircle Media, LLC and Media Data Resources, LLC are collectively referred to herein as the “Company Group”).

The purchase price for the Membership Interests was $1.0 million, which was paid by Buyer to Seller on the Closing Date. In addition, during the period from February 1, 2019 through the Closing Date, substantially all of the intercompany amounts of the Company Group due to or from AMREP and its direct and indirect subsidiaries (not including the Company Group) were eliminated through offsets, releases and capital contributions. Buyer and Seller provided customary indemnifications under the Purchase Agreement and provided each other with customary representations, warranties and covenants.

The following unaudited pro forma consolidated financial statements give effect to the Sale Transaction, the receipt of net proceeds from Buyer to Seller, and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements. These adjustments are based upon information and assumptions available at the time of the filing of this financial information on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma consolidated financial statements were based on and derived from the Company’s historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Sale Transaction, factually supportable, and with respect to the Unaudited Pro Forma Consolidated Statements of Operations, expected to have a continuing impact on the consolidated results. In the opinion of management, all necessary adjustments to the unaudited pro forma consolidated financial information have been made. Actual adjustments, however, may differ materially from the information presented.

The unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”). The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that would have occurred had the Sale Transaction occurred on the dates indicated. In addition, these unaudited pro forma consolidated financial statements should not be considered indicative of the future financial performance and results of operations of the Company.

The unaudited pro forma consolidated balance sheet as of January 31, 2019 gives effect to the Sale Transaction and adjustments as if it occurred on the date of the balance sheet.

The unaudited pro forma consolidated statements of operations for the fiscal year ended April 30, 2018 and the nine months ended January 31, 2019 give effect to the Sale Transaction and adjustments as if they had occurred on May 1, 2017 and carried forward through the latest period presented.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical audited consolidated financial statements and related notes thereto included in its Annual Report on Form 10-K for the year ended April 30, 2018, which was filed with the SEC on July 20, 2018, and its Quarterly Report on Form 10-Q for the nine months ended January 31, 2019, which was filed with the SEC on March 13, 2019.

The unaudited consolidated pro forma financial statements are prepared in accordance with Article 11 of Regulation S-X.

AMREP Corporation

Unaudited Pro Forma Consolidated Balance Sheet

As of January 31, 2019

(Amounts in thousands, except share amounts)

	As Reported	Sale of Company Group		Proceeds from Sale		Pro Forma Adjustments	Pro Forma

ASSETS
Cash and cash equivalents	$14,233	$1,000	[a]	$800	[b]	$-	$14,033
Receivables, net	5,661	5,456	[a]	5,816	[c]	-	6,021
Real estate inventory	58,749	-		-		-	58,749
Investment assets	9,706	-		-		-	9,706
Property, plant and equipment, net	8,965	1,241	[a]	-		-	7,724
Other assets, net	2,347	1,819	[a]	-		(18)[e]	510
Taxes receivable, net	3	-		-		-	3
Deferred income taxes, net	4,846	1,332	[a]	-		-	3,514
TOTAL ASSETS	$104,510	$10,848		$6,616		$(18)	$100,260

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$7,019	$4,615	[a]	$-		$-	$2,404
Notes payable, net	2,554	-		-		-	2,554
Other liabilities	37	37	[a]	-		-	-
Accrued pension costs	6,929	-		-		-	6,929
TOTAL LIABILITIES	16,539	4,652		-		-	11,887

SHAREHOLDERS’ EQUITY:
Common stock	835	-		-		-	835
Capital contributed in excess of par value	51,205	-		-		-	51,205
Retained earnings	47,609	6,196	[a]	6,616	[d]	(18)[e]	48,011
Accumulated other comprehensive loss, net	(7,463)	-		-		-	(7,463)
Treasury stock, at cost	(4,215)	-		-		-	(4,215)
TOTAL SHAREHOLDERS’ EQUITY	87,971	6,196		6,616		(18)	88,373
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$104,510	$10,848		$6,616		$(18)	$100,260

See accompanying notes to these unaudited pro forma consolidated financial statements.

AMREP CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended January 31, 2019

(Amounts in thousands, except per share amounts)

	As Reported	Sale of Company Group		Pro Forma Adjustments		Pro Forma

REVENUES:
Fulfillment services	$21,302	$21,302	[f]	$-		$-
Real estate land sales	8,924	-		-		8,924
Other	437	-		923	[g]	1,360
	30,663	21,302		923		10,284
COSTS AND EXPENSES:
Real estate land sales	7,855	-		-		7,855
Operating and selling expenses:
Fulfillment services	18,480	18,166	[f]	(314)[h]		-
Real estate	779	-		-		779
General and administrative expenses:
Fulfillment services	1,026	1,026	[f]	-		-
Real estate operations	415	-		-		415
Corporate operations	2,289	-		314	[h]	2,603
Interest expense	20	2	[f]	-		18
	30,864	19,194		-		11,670
(Loss) income before income taxes	(201)	2,108	[f]	923		(1,386)

(Benefit) provision for income taxes	(285)	(640)[f]		220	[i]	574
Net income (loss)	$84	$2,747		$703		$(1,961)

Earnings (loss) per share – basic and diluted	$0.01					$(0.24)
Weighted average number of common shares outstanding – basic	8,095			4	[j]	8,099
Weighted average number of common shares outstanding – diluted	8,140					8,140

See accompanying notes to these unaudited pro forma consolidated financial statements.

AMREP CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Operations

Year ended April 30, 2018

(Amounts in thousands, except per share amounts)

	As Reported	Sale of Company Group		Pro Forma Adjustments		Pro Forma

REVENUES:
Fulfillment services	$29,441	$29,441	[f]	$-		$-
Real estate land sales	8,439	-		-		8,439
Other	2,298	1,810	[f]	1,103	[g]	1,591
	40,178	31,251		1,103		10,030
COSTS AND EXPENSES:
Real estate land sales	6,061	-		-		6,061
Operating and selling expenses:
Fulfillment services	24,016	23,595	[f]	(421)[h]		-
Real estate	1,652	-		-		1,652
General and administrative expenses:
Fulfillment services	1,306	1,306	[f]	-		-
Real estate operations	578	-		-		578
Corporate operations	3,052	-		421	[h]	3,473
Interest expense	57	52	[f]	-		5
	36,722	24,953		-		11,769
Income (loss) before income taxes	3,456	6,298	[f]	1,103		(1,739)

Provision for income taxes	3,218	3,179	[f]	356	[i]	395
Net income (loss)	$238	$3,119		$747		$(2,134)

Earnings (loss) per share – basic and diluted	$0.03					$(0.26)
Weighted average number of common shares outstanding – basic	8,073			2	[j]	8,075
Weighted average number of common shares outstanding – diluted	8,104					8,104

See accompanying notes to these unaudited pro forma consolidated financial statements

AMREP CORPORATION AND SUBSIDIARIES

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Basis of Presentation

The unaudited pro forma consolidated statement of operations of AMREP Corporation (“AMREP” or the “Company”) for the year ended April 30, 2018 was derived from the historical audited consolidated financial statements for the year ended April 30, 2018 included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, which was filed with the Securities and Exchange Commission (“SEC”) on July 20, 2018. The unaudited pro forma consolidated statement of operations for the nine months ended January 31, 2019 and the unaudited pro forma consolidated balance sheet as of January 31, 2019 were derived from the historical unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the nine months ended January 31, 2019, which was filed with the SEC on March 13, 2019.

2.	Sale of the Fulfillment Services Business

On April 26, 2019, Palm Coast Data Holdco, Inc. (“Seller”), a wholly owned indirect subsidiary of AMREP, entered into a membership interest purchase agreement (the “Purchase Agreement”) with Studio Membership Services, LLC (“Buyer”). The closing of the transactions contemplated by the Purchase Agreement (the “Sale Transaction”) occurred on April 26, 2019 (the “Closing Date”).

Pursuant to the Purchase Agreement, Buyer acquired AMREP’s fulfillment services business through the purchase from Seller of all the membership interests (the “Membership Interests”) of Palm Coast Data LLC (“PCDLLC”) (which owns all of the membership interests of FulCircle Media, LLC) and Media Data Resources, LLC (PCDLLC, FulCircle Media, LLC and Media Data Resources, LLC are collectively referred to herein as the “Company Group”).

The purchase price for the Membership Interest was $1.0 million, which was paid by Buyer to Seller on the Closing Date. In addition, during the period from February 1, 2019 through the Closing Date, substantially all of the intercompany amounts of the Company Group due to or from AMREP and its direct and indirect subsidiaries (not including the Company Group) were eliminated through offsets, releases and capital contributions. Buyer and Seller provided customary indemnifications under the Purchase Agreement and provided each other with customary representations, warranties and covenants.

Estimated external transaction costs directly attributable to the transaction consisting of legal, tax, accounting and other professional fees are approximately $200,000; and the net book value of assets being transferred in the Sale Transaction are estimated to be approximately $6.2 million as of January 31, 2019. The resulting pre-tax loss on its financial statements as a result of the Sale Transaction in the fourth quarter of fiscal year 2019 is estimated to be approximately $1.0 million. The final gain related to the Sale Transaction is expected to be included in the footnotes that accompany the audited financial statements of AMREP’s Form 10-K for the year ended April 30, 2019.

As a result of a change-in-control under the Company’s 2016 Equity Compensation Plan, acceleration of share-based compensation expense for 4,700 unvested restricted share awards is approximately $18,000.

3.	Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet as of January 31, 2019 reflects the following adjustments:

(a)	Represents unaudited amounts of the Company Group assets and liabilities which were sold to Buyer as if the Sale Transaction had occurred on January 31, 2019.
(b)	Reflects the net proceeds expected to be received at closing from the Sale Transaction. The sale price of $1.0 million has been decreased by approximately $200,000 for estimated external transaction expenses assumed to be paid at closing.
(c)	In connection with the Sale Transaction, the Company Group entered into two triple net lease agreements, each dated as of the Closing Date (together, the “Lease Agreements”), pursuant to which the Company Group has agreed to lease (1) from Two Commerce LLC, a subsidiary of AMREP, a 61,000 square foot facility located in Palm Coast, Florida, and (2) from Commerce Blvd Holdings, LLC (“CBH”), a subsidiary of AMREP, an approximately 143,000 square foot facility in Palm Coast, Florida. The $5.8 million represents the deferred purchase price receivable for the value of future lease payments in excess of market related to the Lease Agreements that is expected to be received by Seller from the Company Group and deemed consideration for the Sale Transaction.
(d)	Represents (1) the net proceeds in (b) above and the (2) the deferred purchase price receivable in (c) above.
(e)	Represents $18,000 of share-based compensation expense for one employee triggered by a change in control for 4,700 unvested restricted share awards existing at January 31, 2019.

The unaudited pro forma consolidated statements of operations for the year ended April 30, 2018 and the nine months ended January 31, 2019, reflect the following adjustments:

(f)	The elimination of operating results of the Company Group in the unaudited consolidated statements of operations for AMREP for the year ended April 30, 2018 and the nine months ended January 31, 2019, as if the Sale Transaction had occurred on May 1, 2017.
(g)	Represents the income portion of the payments related to the Lease Agreements that are expected to be received by Seller from the Company Group for the periods indicated.
(h)	Represents the depreciation expense of CBH previously included in the Company Group for financial reporting purposes and to be included in the future general and administrative expenses of AMREP’s corporate operations.
(i)	Represents the provision for federal and state income taxes estimated using the applicable statutory rates of AMREP and its subsidiaries calculated on a jurisdictional basis as a result of (g) and (i) above.
(j)	Reflects the incremental weighted-average number of shares due to the assumed acceleration of unvested restricted share awards during the year ended April 30, 2018 and the nine months ended January 31, 2019, as if the Sale Transaction occurred on May 1, 2017.